THE GLENMEDE FUND, INC.
                                                       Registration No. 811-5577
                                                              FORM N-SAR
                                         Semi-Annual Period Ended April 30, 2004


List of attachments in response to Item 77:
         Item Number                                     Attachment

         A                                           Y
         B                                           N
         C                                           Y
         D                                           N
         E                                           N
         F                                           N
         G                                           N
         H                                           N
         I                                           Y
         J                                           N
         K                                           N
         L                                           N
         M                                           N
         N                                           N
         O                                           N
         P                                           N
         Q1                                          Y
         Q2                                          N
         Q3                                          N

SUB-ITEM 77C:  Submission of matters to a vote of security holders.

(a) Pursuant to a Consent of Sole Shareholder of the Large Cap Growth Portfolio dated February 27, 2004, The Glenmede Trust Company, N.A., as sole shareholder, approved the following matter with regards to the Large Cap Growth Portfolio: the form, terms and provisions of the Investment Advisory Agreement between The Glenmede Fund, Inc. and Glenmede Advisers, Inc.


Pursuant to a Consent of Sole Shareholder of the Large Cap 100 Portfolio dated February 27, 2004, The Glenmede Trust Company, N.A., as sole shareholder, approved the following matter with regards to the Large Cap 100 Portfolio: the form, terms and provisions of the Investment Advisory Agreement between The Glenmede Fund, Inc. and Glenmede Advisers, Inc.


SUB-ITEM 77I: Terms of new or amended securities.

(b) The response to sub-item 77I(b) with respect to Large Cap 100 Portfolio shares and Large Cap Growth Portfolio shares is incorporated by reference herein to Registrant's Post-Effective Amendment No. 37 filed with the Commission on February 27, 2004.


Sub-Item 77Q1: Exhibits.

(a) Articles Supplementary to the Articles of Incorporation are incorporated herein by reference to Exhibit (a)(23) in Registrant's Post-Effective Amendment No. 36 filed with the Commission on December 12, 2003.


(e) Investment Advisory Agreement between The Glenmede Fund, Inc. and Glenmede Advisers, Inc. relating to the Large Cap Growth Portfolio is incorporated herein by reference to Exhibit (d)(21) in Registrant's Post-Effective Amendment No. 36 filed with the Commission on December 12, 2003.

Investment Advisory Agreement between The Glenmede Fund, Inc. and Glenmede Advisers, Inc. relating to the Large Cap 100 Portfolio is incorporated herein by reference to Exhibit (d)(22) in Registrant's Post-Effective Amendment No. 36 filed with the Commission on December 12, 2003.